UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             OCTOBER 10, 2006

TEXAS REGIONAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-14517	74-2294235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 5910
3900 North 10th Street, 11th Floor, McAllen, TX	78502-5910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (956) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2006, Texas State Bank, a wholly-owned indirect subsidiary of Texas Regional Bancshares, Inc. (Texas Regional) entered into a Purchase and Assumption Agreement (the Purchase Agreement) pursuant to which Texas State Bank will sell all the assets, and transfer the deposits and other liabilities, related to the business of its branch location in Eagle Pass, Texas to First National Bank of Edinburg, Texas. Texas State Bank is making this disposition as a condition of obtaining regulatory approval of the transaction in which Banco Bilbao Vizcaya Argentaria, S.A (BBVA) is acquiring Texas Regional, and the closing of the sale of the Eagle Pass branch is conditioned upon completion of the BBVA transaction. The closing of the sale is also subject to receipt of requisite regulatory approvals and other customary closing conditions. A copy of the Purchase Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Purchase and Assumption Agreement, dated as of October 10, 2006, by and among Texas State Bank, a Texas state banking association and First National Bank, a national banking association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)

October 11, 2006	/s/ G. E. Roney
Glen E. Roney
Chairman of the Board, President
& Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of October 10, 2006, by and among Texas State Bank, a Texas state banking association and First National Bank, a national banking association.